Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-139911 on Form S-3 of our report dated April 15, 2008 (which report includes an explanatory paragraph regarding an uncertainty about the ability to continue as a going concern), relating to the consolidated financial statements and financial statement schedules of Panda Ethanol, Inc. included in this Annual Report on Form 10-K of Panda Ethanol, Inc.
DELOITTE & TOUCHE LLP
Dallas, Texas
April 15, 2008